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                                                                  Exhibit 4(iii)

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                                 AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT
                             AND WAIVER AND CONSENT

                                      AMONG

                         AMERICAN GREETINGS CORPORATION,

                                 AS A BORROWER,

                     THE LENDING INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                               NATIONAL CITY BANK,
                  AS THE GLOBAL AGENT AND THE COLLATERAL AGENT

                           ---------------------------

                          DATED AS OF JANUARY 28, 2005

                          ----------------------------

================================================================================

      This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER AND CONSENT (this "Amendment") is entered into as of January 28, 2005, by and among the following:
(i) AMERICAN GREETINGS CORPORATION, an Ohio corporation (the "Company"); (ii) the Lenders, as defined in the Credit Agreement; and (iii) NATIONAL CITY BANK, as Global Agent and as Collateral Agent, each as defined in the Credit Agreement.

                                    RECITALS:

      A. The Company, the Foreign Subsidiary Borrowers from time to time party to the Credit Agreement referred to below, the Global Agent, the Collateral Agent, the Lenders, KEYBANK NATIONAL ASSOCIATION, as Syndication Agent, and LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent are parties to an Amended and Restated Credit Agreement dated as of May 11, 2004 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement").

      B. The Company has requested that the Global Agent, the Collateral Agent, and the Lenders agree to waive and amend certain provisions of the Credit Agreement, as set forth herein.

      C. The Global Agent, the Collateral Agent, and the Lenders are willing to agree to such waiver and amendment pursuant to the terms and subject to the conditions set forth herein.

                                   AGREEMENT:

      In consideration of the premises and mutual covenants herein and for other valuable consideration, the Company, the Global Agent, the Collateral Agent and the Lenders agree as follows:

      Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall have such meaning ascribed to it in the Credit Agreement.

      Section 2. Waiver. The Company has maintained and permitted certain of its Subsidiaries to maintain more than $100,000 of inventory on consignment in violation of Section 4.3(b) of the Security Agreement. Such violation constitutes a Default and would, with the passage of time, constitute an Event of Default under Section 8.01(d) of the Credit Agreement (the "Current Violation"). The Company has requested that the Lenders waive the Default that has occurred and any Event of Default that may have occurred under Section 8.01(d) of the Credit Agreement as a result of the Current Violation. Effective as of the Amendment Effective Date (as defined below), and subject to the terms and conditions set forth in this Amendment, the Lenders hereby waive the Default and the Event of Default under Section 8.01(d) of the Credit Agreement that has occurred solely as a result of the Current Violation.

      Section 3. Consent.

      3.1 The parties hereto hereby consent to Amendment No. 1 to Amended and Restated Pledge and Security Agreement, dated as of the date hereof, by and among the Company, each Subsidiary Guarantor, and the Collateral Agent, on behalf of the Lenders, a copy of which is attached hereto as Exhibit A (the "Security Agreement Amendment").

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      3.2 The Company has informed the Global Agent, the Collateral Agent and the Lenders that AG Interactive, Inc. ("AG Interactive") desires to transfer all of the equity interests of K-Mobile, S.A., a French societe anonyme, owned by AG Interactive to A.G. Interactive, B.V., a Dutch company (the "Equity Transfer").
Section 7.02 of the Credit Agreement does not permit the Equity Transfer. The Company has requested that the Global Agent, the Collateral Agent and the Lenders consent to the Equity Transfer. Notwithstanding the restrictions set forth in Section 7.02 of the Credit Agreement, effective on the Amendment Effective Date (as defined below), the Global Agent, the Collateral Agent and the Lenders consent to the Equity Transfer, so long as, after giving effect to this Amendment, no Default or Event of Default shall exist at the time of or immediately after giving effect to the Equity Transfer.

      Section 4. Release. Effective on the Amendment Effective Date, AG Interactive shall be released from the Subsidiary Guaranty, the Security Agreement and each other Loan Document to which AG Interactive is a party and, solely as to AG Interactive, the Subsidiary Guaranty, the Security Agreement and each other Loan Document to which AG Interactive is a party shall terminate and have no further force or effect. In connection with the foregoing, the Collateral Agent hereby releases any security interest or Lien that it may have pursuant to any of the Security Documents on any of AG Interactive's property or assets. Each of the Lenders hereby directs and authorizes the Collateral Agent to take such action as the Collateral Agent shall deem necessary or appropriate in connection with the foregoing releases, including, but not limited to, the termination of any UCC financing statements that were filed by the Collateral Agent with respect to AG Interactive.

      Section 5. Amendments.

      5.1 Amendment to Lien Covenant. Section 7.03 of the Credit Agreement is hereby amended (i) to replace the period (.) at the end of subsection (e) with the following: "; or", and (ii) to add the following new subsection (f) thereto:

      (f) Liens on consigned Scan-Based Inventory (as defined in the Security Agreement), but only to the extent a Grantor Customer (as defined in the Security Agreement) has a creditor that has a Lien on the inventory of such Grantor Customer.

      5.2 Replacement of Schedule 3. Schedule 3 to the Credit Agreement is hereby replaced with Schedule 3 attached to this Amendment.

      Section 6. Effectiveness.

      6.1 Conditions Precedent. The waiver, consent and amendment set forth above shall become effective as of the date first written above (the "Amendment Effective Date") if on or before such date the following conditions have been satisfied:

            (i) this Amendment shall have been executed by the Company, the Global Agent, the Collateral Agent and each Lender, and counterparts hereof as so executed shall have been delivered to the Global Agent;

            (ii) the Company shall have caused each Subsidiary Guarantor to consent and agree to and acknowledge the terms of this Amendment;

            (iii) the Security Agreement Amendment shall have been executed by the Company, each Subsidiary Guarantor, and the Collateral Agent, and counterparts thereof as so executed shall have been delivered to the Global Agent; and

                                      -2-
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            (iv) the Company shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent.

      6.2 Amendment Effective Date. The Global Agent shall provide the Company and the Lenders written notice immediately upon the occurrence of the Amendment Effective Date. Unless otherwise specifically set forth herein, each of the waivers, consents, amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

      Section 7. Miscellaneous.

      7.1 Representations and Warranties. The Company, by signing below, hereby represents and warrants to the Global Agent, the Collateral Agent, and the Lenders that:

            (i) the Company has the legal power and authority to execute and deliver this Amendment;

            (ii) the officers executing this Amendment on behalf of the Company have been duly authorized to execute and deliver the same and bind the Company with respect to the provisions hereof;

            (iii) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the Organizational Documents of the Company or any law applicable to the Company or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Company;

            (iv) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

            (v) upon the execution and delivery of this Amendment by the Company, this Amendment shall constitute a valid and binding obligation of the Company in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies; and

            (vi) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date.

      7.2 Waiver of Claims. The Company hereby waives and releases the Global Agent, the Collateral Agent, and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware arising out of or relating to the Credit Agreement and the other Loan Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      7.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Company agrees to pay on demand all reasonable costs and expenses incurred by the Global Agent in connection with the preparation, negotiation, and execution of this Amendment,

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

including without limitation the reasonable costs and fees of the Global Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Global Agent, the Collateral Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

      7.4 Credit Agreement Unaffected. Each reference to the Credit Agreement herein or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

      7.5 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

      7.6 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      7.7 Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH CREDIT PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      7.8 JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                            [Signature pages follow.]

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      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                          AMERICAN GREETINGS CORPORATION

                          By: /s/ Stephen Smith
                             -----------------------------------
                              Name: Stephen Smith
                              Title: VP, Treasurer and Investor Relations

                          NATIONAL CITY BANK,
                          as the Global Agent, the Collateral Agent, the Swing
                            Line Lender, a LC Issuer, and a Lender

                          By: /s/ Robert S. Coleman
                             ------------------------------------
                              Name: Robert S. Coleman
                              Title: Senior Vice President

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: National City Bank, Canada Branch

                                  By: /s/ Caroline M. Stade / G. William Hines
                                      ----------------------------------------
                                      Name: Caroline M. Stade / G. William Hines
                                      Title: VP / SVP

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: LaSalle Bank National Association

                                          By: /s/ James P. Bahleda
                                             --------------------------
                                              Name: James P. Bahleda
                                              Title: AVP

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: PNC Bank, National Association

                                         By: /s/ Joseph G. Moran
                                             ------------------------------
                                             Name: Joseph G. Moran
                                             Title: Managing Director

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: JPMorgan Chase Bank, N.A.

                                         By: /s/ Lisa A. Whatley
                                            -------------------------------
                                             Name: Lisa A. Whatley
                                             Title: Managing Director

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: The Bank of New York

                                         By: /s/ Kenneth R. McDonnell
                                            -------------------------------
                                             Name: Kenneth R. McDonnell
                                             Title: Vice President

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                          NAME OF INSTITUTION: The Bank of Nova Scotia

                                         By: /s/ V. Gibson
                                            --------------------------
                                             Name: V. Gibson
                                             Title: Assistant Agent

                                 Signature Page
                                       to
          Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                 NAME OF INSTITUTION: The Northern Trust Company

                                By: /s/ David J. Sullivan
                                    ------------------------------
                                    Name: David J. Sullivan
                                    Title: Vice President

                                 Signature Page
                                       to
           Amendment No. 1 to Credit Agreement and Waiver and Consent,
                          dated as of January 28, 2005,
           by and among American Greetings Corporation, as a Borrower,
      National City Bank, as the Global Agent and the Collateral Agent, and
                            the Lenders party thereto

                       NAME OF INSTITUTION: Barclays Bank PLC

                                By: /s/ Vince Muldoon
                                    --------------------
                                    Name: Vince Muldoon
                                    Title: Director

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

      Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Credit Agreement and Waiver and Consent, dated as of January 28, 2005 (the "Amendment"). Each of the undersigned specifically acknowledges the terms of and consents to the waivers set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Subsidiary Guaranty executed by each of the undersigned shall remain in full force and effect and be unaffected hereby. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall have such meaning ascribed to it in the Credit Agreement (as defined in the Amendment).

      Each of the undersigned, by signing below, hereby waives and releases the Global Agent, the Collateral Agent, and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware arising out of or relating to the Subsidiary Guaranty and the other Loan Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AMENDMENT, THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Acknowledgment and Agreement as of January 28, 2005.

                                AGCM, INC.
                                AG.COM, INC.
                                EAGENTS, INC.
                                EGCB, INC.

                                By: /s/ Stephen Smith
                                    -------------------------------------
                                    Stephen Smith, Assistant Treasurer
                                    of each of the foregoing Subsidiary
                                    Guarantors

                                AGC HOLDINGS, INC.

                                By: /s/ Stephen Smith
                                    -------------------------------------
                                     Stephen Smith, Vice President

                                AGC, INC.
                                A.G.C. INVESTMENTS, INC.
                                A.G. EUROPE, INC.
                                A.G. (UK), INC.
                                A.G. INDUSTRIES, INC.
                                CARLTON CARDS RETAIL, INC.

                                CARLTON (U.K.) RETAIL, INC.
                                CREATACARD, INC.`
                                CREATACARD INTERNATIONAL
                                     LEASING, INC.
                                CUSTOM HOLDINGS, INC.
                                GIBSON GREETINGS, INC.
                                GIBSON GREETINGS INTERNATIONAL
                                LIMITED
                                JOHN SANDS (AUSTRALIA) LTD.
                                JOHN SANDS (N.Z.) LTD.
                                JOHN SANDS HOLDING CORPORATION
                                LEARNING HORIZONS, INC.
                                MAGARK LLC
                                MAGTENN LLC
                                MEMPHIS PROPERTY CORPORATION
                                PLUS MARK, INC.
                                QUALITY GREETING CARD
                                     DISTRIBUTING COMPANY, INC.
                                SUPERVEND, INC.
                                THOSE CHARACTERS FROM
                                     CLEVELAND, INC.

                                By: /s/ Stephen Smith
                                    -------------------------------------
                                    Stephen Smith, Treasurer of each of
                                    the foregoing Subsidiary Guarantors

                                BALLOON ZONE DISTRIBUTION, INC.

                                By: /s/ Michael Brown
                                    -------------------------------------
                                    Michael Brown, Vice President